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                                  EXHIBIT 10.40



October 11, 2001




Jim Gilbertson
3709 Dunbar Knoll
Brooklyn Park, MN 55443

Re: Disney Consulting Agreement

Dear Jim:

I am writing this letter to memorialize our understanding of the terms and conditions under which you agree tol continue to provide consulting services regarding the pending ABC/Disney litigation. You have agreed to provide these consulting services until such time as final judgment is rendered in this matter.

In consideration of your execution of and comporting with this letter agreement and the confidentiality agreement attached you shall receive the following compensation:

         The right to purchase 93,192 shares of iNTELEFILM common stock at the fair market value of $1.00. This option shall vest immediately and shall expire on the third anniversary of the grant date (August 9, 2004).

         By authority of the Board of Directors resolution dated December 3, 1998, you shall be entitled to receive 15% of the judgment pool which consists of 10% of the realized final judgment after payment of attorney fees and taxes if any, after such judgment can not be appealed in any court of law. Your entitlement to such 15% is not subject to board or Chief Executive Officer discretion.

         Reimbursement for pre-approved, required business travel expenses related to the ABC/Disney matter.

         You shall not be entitled to any other form of compensation related to this matter.



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Jim, if you are in agreement that the foregoing is an accurate representation of the terms under which you agree to provide consulting services, please indicate your agreement by signing below and executing the attached agreement and then returning both to my attention. If you have any questions, please do not hesitate to contact me.

Sincerely,                                   Accepted By:

/s/ Judite Fluger                            /s/ James Gilbertson
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Judite Fluger                                Jim Gilbertson
General Counsel